Exhibit 10.402

RESTRICTED STOCK UNIT AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Gogo Inc., a Delaware corporation (the “Company”), and the participant whose name appears in the Notice of Grant (the “Participant”), pursuant to the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.
Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) specified in the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan Restricted Stock Unit Grant Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Stock Units shall be considered Service Awards under the Plan.
2.
Vesting of Restricted Stock Units.
(a)
Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all in the amount(s), and on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date.
(b)
Termination of Employment.
(i)
Death or Disability. If a Participant’s employment with the Company terminates due to death or Disability, prior to a Vesting Date, the Restricted Stock Units shall be deemed vested with respect to the number of Restricted Stock Units that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability. Any remaining unvested Restricted Stock Units shall immediately be forfeited and cancelled effective as of the date of the Participant’s death or effective date of the Participant’s Termination of Service due to Disability.
(ii)
Retirement. If a Participant’s employment with the Company terminates due to Retirement, prior to a Vesting Date, the Restricted Stock Units shall be deemed vested with respect to the product of (A) the number of Restricted Stock Units that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s Termination of Service due to Retirement and (B) a fraction: (x) the numerator of which is the number of full calendar days as of the effective date of Retirement that have elapsed since the most recent to occur of (a) the Grant Date and (b) a Vesting Date and (y) the denominator of which is the number of full calendar days from the most recent to occur of (a) the Grant Date or (b) a Vesting Date through the next Vesting Date immediately following the effective date of Retirement. Any remaining unvested Restricted Stock Units shall immediately be forfeited and cancelled effective as of the effective date of the Participant’s Retirement. For purposes of this Agreement, “Retirement” shall mean a Participant’s Termination of Service with the Company (other than a termination for Cause) occurring on or after the date on which either (x) the Participant reaches the age of 65 or (y) the Participant’s age plus years of service equal seventy-five (75) (as determined by the Committee in its sole discretion).
(iii)
Other Terminations. If a Participant’s employment with the Company is terminated due to circumstances other than as set forth in Section 2(b)(i) or (ii), the Restricted Stock Units shall be vested only to the extent they are vested as of the effective date of the Participant’s Termination of Service, and all unvested Restricted Stock Units shall be forfeited and cancelled, as of such effective date.
(c)
Change in Control. In the event of a Change in Control, then the Restricted Stock Units shall vest or continue and shall have such treatment, as set forth in the Plan.
(d)
Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, subject to Section 15(m) of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.
Settlement of Restricted Stock Units. Subject to Section 7(d), the Company shall deliver to the Participant one share of Stock (or the value thereof) in settlement of each outstanding Restricted Stock Unit that has vested as provided in Section 2 on the first to occur of (i) the Vesting Date (or within 30 days thereafter) or (ii) a Change in Control in which the Restricted Stock Units do not continue, in each case, as determined by the Committee in its sole discretion (A) in Stock by either, (x) issuing one or more certificates evidencing the Stock to the Participant or (y) registering the issuance of the Stock in the name of the Participant through a book entry credit in the records of the Company’s transfer agent, (B) by a cash payment equal to the Fair Market Value of the Stock on the settlement date or (C) in the event of settlement upon a Change in Control, a cash payment equal to the Change in Control Price, multiplied by the number of vested Restricted Stock Units. No fractional shares of Stock shall be issued in settlement of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the settlement date.
4.
Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
5.
Participant’s Rights with Respect to the Restricted Stock Units.
(a)
Restrictions on Transferability. The Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.
(b)
No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Stock are issued to the Participant in respect thereof.
6.
Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Stock Units shall be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.
7.
Miscellaneous.
(a)
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)
No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.
(c)
Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d)
Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Restricted Stock Units under the Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of shares of Stock or the cash, as applicable, to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of shares or payment of cash in settlement of the Restricted Stock Units. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer settlement until such requirements are satisfied.
(e)
Forfeiture for Financial Reporting Misconduct. In the event that the Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Company may require any or all of the following: (a) that the Participant forfeit some or all of the Restricted Stock Units subject to this Agreement held by such Participant at the time of such restatement, (b) that the Participant forfeit some or all of shares of Stock held by the Participant at the time of such restatement that had been received in settlement of Restricted Stock Units subject to this Agreement during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and (c) that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Stock that had been received in settlement of any Restricted Stock Units subject to this Agreement within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement. The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Restricted Stock Units granted or vested and any gains earned or accrued, due to the vesting or settlement of Restricted Stock Units or sale of any Stock acquired in settlement of a Restricted Stock Unit, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).
(f)
Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(g)
Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.
(h)
Employee Data Privacy. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant: (a) authorizes the Company and the Participant’s employer, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(i)
Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website, email or other electronic delivery.
(j)
Specified Employee Delay. If the Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Restricted Stock Units upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s Termination of Service and (b) the Participant’s death. Notwithstanding anything to the contrary in this Agreement, if settlement is to occur upon a Termination of Service other than due to death or Disability and the Participant is a Specified Employee and the Units are a Specified Award, to the extent necessary to comply with, and avoid imposition on the Participant of any additional tax or interest imposed under, Section 409A of the Code, settlement shall instead occur on the first business day following the six-month anniversary of the Participant’s Termination of Service (or, if earlier, upon the Participant’s death), or as soon thereafter as practicable (but no later than 90 days thereafter).
(k)
Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(m)
Acceptance of Restricted Stock Units and Agreement. The Participant has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of this Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.